Filed Pursuant to Rule 424(b)(3)

Registration No. 333-296540

PROSPECTUS

500,000 Shares of Common Stock

This prospectus relates to the proposed resale or other disposition by the selling stockholder named in this prospectus of up to 500,000 shares of our common stock held by the selling stockholder.  We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholder.

The registration of shares of our common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any shares of our common stock. The selling stockholder may resell or dispose of the shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through one or more underwriters, dealers or agents, or through any other means described in this prospectus under “Plan of Distribution” beginning on page 9 of this prospectus. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares of common stock, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

Our common stock is quoted for trading on the Nasdaq Capital Market under the symbol “BOF”. On June 11, 2026, the last reported sales price for our common stock was $3.52 per share.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT, IF APPLICABLE, BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 12, 2026

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), under the Securities Act of 1933, as amended (“Securities Act”). This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Under this registration process, the selling stockholder named in this prospectus may offer or sell shares of our common stock in one or more offerings from time to time. Each time the selling stockholder named in this prospectus (or in any supplement to this prospectus) sells shares of our common stock under the registration statement of which this prospectus is a part, such selling stockholder must provide a copy of this prospectus and any applicable prospectus supplement, to a potential purchaser, as required by law.

In certain circumstances we may provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on page 10 of this prospectus.

Neither we nor the selling stockholder have authorized any other person to provide you with information other than the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholder will make an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except where the context otherwise requires or where otherwise indicated, the terms “we,” “us,” “our,” “Branchout Food, Inc.” and “the company” refer to Branchout Food Inc., a Nevada corporation, and its consolidated subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement, including the documents we incorporate by reference therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, future products, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our reports filed from time to time under the Securities Act and/or the Exchange Act, including the risks identified under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus in their entirety. We encourage you to read these filings as they are made. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents incorporated by reference herein, and any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” on page 6 of this prospectus and incorporated by reference to our most recent Annual Report on Form 10-K any subsequent Quarterly Reports on Form 10-Q or Current Report on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K.

Corporate Overview

We are a growth-stage consumer packaged foods company focused on developing, manufacturing, marketing, and distributing clean-label, plant-based dried fruit and vegetable snacks for retail and foodservice markets through BranchOut-branded products, private-label offerings, and ingredient sales. We operate a 50,000 square foot manufacturing facility in Pisco, Peru, which is strategically located near key agricultural regions, enabling harvest-driven seasonal sourcing of high-quality fruits and vegetables—including pineapple, banana, strawberry, avocado and apple—while reducing transportation time and costs, and supporting product freshness.

We utilize proprietary GentleDry™ technology to convert fresh fruits and vegetables into clean-label snacks and industrial ingredients within approximately 10 days. GentleDry™ is an advanced dehydration platform licensed exclusively to us from EnWave Corporation for certain fruits and vegetables, enabling the production of differentiated products that preserves taste, texture, color, and nutrients while improving process speed, energy efficiency, and oxidation control. The GentleDry™ technology is protected by more than 17 patents.

We are focused on expanding distribution, increasing production capacity, and developing new products intended to drive repeat consumer demand and scalable retail placement. We emphasize continuous improvement across product formulation, texture, flavor, and quality, while leveraging process innovation to deliver clean-label products at competitive price points that support broad distribution across national retail platforms.

Our Products

Our products are sold through three primary channels: BranchOut branded retail snack products, private-label products for major retailers, and fruit and vegetable ingredient products sold to food manufacturers.

Our BranchOut branded products consist primarily of shelf-stable fruit and vegetable snacks designed to preserve the natural flavor, color and texture of the underlying produce. These products are distributed through grocery, club, online and direct-to-consumer channels.

We also manufacture private-label dehydrated snack products for major North American retailers, which are sold under customer brands through their existing retail distribution channels. In addition, we produce dehydrated fruit and vegetable ingredients, including pieces, powders and inclusions, for use in cereals, snack bars, baked goods, salads, ready-to-eat meals and other packaged food applications.

We continue to develop additional fruit and vegetable snack products and ingredient formats for both branded and private label customers. Product development efforts are focused on expanding our snack portfolio, supporting private label programs for large retailers, and developing new ingredient applications for food manufacturers. From time to time, we engage with potential commercial partners and institutional customers to develop products tailored to specific applications.

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Operating Strategy and Key Performance Drivers

We are focused on executing a growth-stage strategy that balances product innovation, distribution expansion, and disciplined manufacturing scale-up. As a manufacturing-led business, our strategy emphasizes aligning customer growth and product development with production capacity, supply-chain execution, and cost control.

Key elements of our strategy include:

●	Driving revenue growth through customer onboarding and product expansion, by developing new snack and ingredient products designed to generate repeat consumer demand and support scalable retail and foodservice placement.

●	Expanding distribution channels across national and regional retail, club, grocery, and private-label platforms to increase product availability while maintaining disciplined customer and channel selection.

●	Scaling manufacturing utilization and capacity, with a focus on achieving high utilization at our Peru Facility while investing in incremental capacity expansion to support anticipated demand, operational efficiency, and margin improvement.

●	Maintaining operational discipline during scale-up, including production planning, inventory management, quality control, and supply-chain coordination, to support consistent product quality, reliable fulfillment, and cost management as volumes increase.

Management believes that executing a manufacturing-led growth strategy allows us to compete effectively by pairing differentiated products with scalable operations, while managing the complexity and execution demands inherent in expanding within the consumer-packaged foods industry

Corporate and other Information

We were incorporated as Avochips Inc., an Oregon corporation, on February 21, 2017, and on November 2, 2017, we converted into Avochips, LLC, an Oregon limited liability company. On November 19, 2021, we converted from an Oregon limited liability company into BranchOut Food Inc., a Nevada corporation. Our principal executive offices are located at 205 SE Davis Ave., Suite C, Bend, Oregon 97702.

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The Offering

Common stock to be offered by Kaufman Kapital, LLC, the selling stockholder:	Up to 500,000 shares.

Common stock outstanding before and after giving effect to the offering:	15,316,030 shares.

Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering.

Risk factors:	You should read the “Risk Factors” beginning on page 6 of this prospectus, as well as those risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference in this prospectus, for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Stock exchange listing:	Our common stock is listed on the Nasdaq Capital Market under the symbol “BOF”

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, the information under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and the subsequent Quarterly Reports on Form 10-Q that are incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act.

These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Sales of Substantial Amounts of Our Common Stock by the Selling Stockholder, or the Perception That These Sales Could Occur, Could Adversely Affect the Price of Our Common Stock.

The sale by the selling stockholder of a significant number of shares of common stock could have a material adverse effect on the market price of our common stock. In addition, the perception in the public markets that the selling stockholder may sell all or a portion of their shares as a result of the registration of such shares for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for resale will have on the market price of our common stock.

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USE OF PROCEEDS

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the shares of common stock covered hereby. The net proceeds from the sale of the shares of common stock offered by this prospectus will be received by the selling stockholder.

Subject to limited exceptions, the selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of any shares of common stock. We will bear the costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including all registration and filing fees, and fees and expenses of our counsel and our independent registered public accounting firm.

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SELLING STOCKHOLDER

Kaufman Kapital, LLC (“Kaufman” or the “selling stockholder”), is offering 500,000 shares of common stock that it acquired from us on May 7, 2026 upon its exercise in full, for a cash payment to us of $750,000, of a warrant to purchase 500,000 shares of our common stock (the “$1.50 Warrant”). We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time. Except as described below, the selling stockholder has not had any material relationship with us within the past three years.

On July 15, 2024, we entered into a Securities Purchase Agreement (as amended, the “SPA”) with Daniel L. Kaufman, pursuant to which Mr. Kaufman agreed to purchase from us, in a private placement (i) a 12% Senior Secured Convertible Promissory Note in the principal amount of up to $3,400,000 (the “Convertible Note”), convertible into shares of the Company’s common stock at a fixed price of $0.7582 per share of common stock, a (ii) a warrant to purchase 1,000,000 shares of common stock at an exercise price of $1.00 per share (the “$1.00 Warrant”), and (iii) and the $1.50 Warrant to purchase 500,000 shares of common stock at an exercise price of $1.50 per share (together with the $1.00 Warrant and the Convertible Note, the “Purchased Securities”), in consideration of an initial loan in the principal amount of $2,000,000 (the “Initial Loan”) to be made to us under the Convertible Note. On July 19, 2024, the Company, Mr. Kaufman and Kaufman Kapital LLC entered into an amendment to the SPA, which among other things, replaced Mr. Kaufman with Kaufman Kapital LLC as the “Investor” under the SPA.

On July 24, 2024, we issued the Purchased Securities to Kaufman in consideration of the making of the Initial Loan to the Company. Our obligations under the Convertible Note are secured by a lien granted to Kaufman on substantially all of our assets pursuant to a Security Agreement entered between us and Kaufman (the “Security Agreement”). In addition, the Convertible Note includes affirmative and negative covenants, events of defaults and other terms and conditions, customary in transactions of this nature.

On August 29, 2024, we borrowed an additional $1,200,000 from Kaufman pursuant to a Senior Secured Promissory Note in the principal amount of $1,200,000. We repaid this loan in full during the year ended December 31, 2025.

On June 1, 2025, we entered into a Warrant Exercise and Amendment to Notes and Warrant Agreement with Kaufman, pursuant to which (i) Kaufman exercised in full the $1.00 Warrant, for a cash payment of $1,000,000, (ii) the expiration date of the $1.50 Warrant was extended to December 31, 2026, (iii) the maturity date of the Convertible Note was extended from December 31, 2025 to December 31, 2026, (iv) we agreed not to make any prepayment under the Convertible Note at any time amounts are outstanding under the Secured Note or any other non-convertible notes of the Company (excluding notes issued pursuant to equipment financing), and (v) we agreed not to prepay more than $2,400,000 of principal outstanding under the Convertible Note prior to September 30, 2026.

On January 28, 2026, Kaufman converted $500,000 of principal outstanding under the Convertible Note into 659,457 shares of the Company’s common stock.

On January 28, 2026, we borrowed $1,500,000 from Kaufman pursuant to a Senior Secured Promissory Note in the principal amount of $1,500,000 (the “Original Note”). The Note matures on January 28, 2027 and bears interest at a rate of 8% per annum and is secured by the Security Agreement we previously entered with Kaufman. On April 17, 2026, we borrowed an additional $750,000 from Kaufman pursuant to an Amended and Restated Secured Promissory Note in the principal amount of $2,250,000 (the “Note”), which amended and restated the Original Note and was in the same form as the Original Note. On May 15, 2026, we borrowed an additional $750,000 from Kaufman on the same terms provided for under the Note, pursuant to a Second Amended and Restated Secured Promissory Note in the principal amount of $3,000,000, which amended and restated the Note.

On May 7, 2026, we entered into a Warrant Exercise and Amendment to Note and Warrant Agreement with Kaufman pursuant to which Kaufman exercised the $1.50 Warrant in full, and Kaufman and the Company agreed (i) to extend the maturity date of the Convertible Note from December 31, 2026 to December 31, 2027, (ii) to reduce the interest rate under the Convertible Note from 12% to 8%, and (iii) that the Company will not prepay more than $2,400,000 of principal outstanding under the Convertible Note prior to September 30, 2027. Pursuant to the Agreement, we also agreed (i) to file the registration statement that includes this prospectus, and (ii) upon Kaufman’s request, to file an additional registration statement within 30 days of such request to register the shares of common stock issuable upon conversion of interest under the Convertible Note.

On May 14, 2026, we entered into an amendment to the Convertible Note pursuant to which a 9.99% beneficial ownership limitation provision was added under which Kaufman may not convert any portion of the Convertible Note into shares of our common stock to the extent that, after giving effect to such conversion, Kaufman would beneficially own in excess of 9.99% of our outstanding shares of Common Stock.

Selling Stockholder Table

The table below lists information regarding the beneficial ownership of the shares of common stock of the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of our shares of common stock and convertible securities, as of June 4, 2026. The third column lists the shares of common stock being offered by this prospectus by the selling stockholder. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus. The selling stockholder may sell all, some or none of the shares in this offering. See “Plan of Distribution,” following the table below.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After the Offering
Kaufman Kapital, LLC (1)	1,530,071	500,000	1,530,071	9.99%

(1)	Consists of the 500,000 shares offered hereby, and 1,030,071 shares of common stock that may be acquired upon conversion of outstanding principal under the Convertible Note, giving effect to the 9.99% beneficial ownership limitation provision included therein. Without giving effect to such limitation, the principal outstanding under the Convertible Note in the amount of $2,900,000 as of the date hereof converts into 3,824,848 shares of common stock, in addition to shares of common stock that may be issued upon conversion of accrued interest under the Convertible Note. Daniel L. Kaufman has sole voting and dispositive power over these shares.

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PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices.  The selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The selling stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person.  We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Pachulski Stang Ziehl Jones LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The Company’s financial statements as of and for the years ended December 31, 2025 and 2024, respectively, have been incorporated by reference into this registration statement in reliance upon the report of M&K CPAS, PLLC, our independent registered public accounting firm, as set forth in their report thereon, incorporated by reference in this registration statement, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge at our website at www.branchoutfood.com. Such information is made available on our website as soon as reasonably practicable after we electronically file it with or furnish it to the SEC. Information contained on our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we may disclose important information to you by referring you to other documents we file separately with the SEC. The information we incorporate by reference is considered a part of this prospectus. We hereby incorporate by reference the following documents previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 31, 2026;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 filed with the SEC on May 14, 2026;

●	Our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8- K and exhibits accompanying such reports that are related to such items) filed with the SEC on January 27, 2026, January 30, 2026, March 20, 2026, April 17, 2026, May 7, 2026 and May 15, 2026; and

●	The description of our common stock contained in our Registration Statement on Form 8-A registering the common stock under Section 12(b) of the Exchange Act filed with the SEC on June 15, 2023, as updated by the description of our common stock in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any further amendments or reports filed for the purpose of updating that description.

Any information in the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus modifies or replaces such information. We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement, and after the date of this prospectus, until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings shall be deemed to update and supplement the information provided in this prospectus, and any statements in such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that the statements in the later filed document modify or replace such earlier statements.

You may obtain from us copies of the documents incorporated by reference in this prospectus, at no cost, by requesting them in writing or by telephone at:

Branchout Food Inc.

205 SE Davis Ave., Suite C

Bend, Oregon 97702

(844) 263-6637

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

Copies of the documents incorporated by reference may also be found on our website at www.branchoutfood.com. Except with respect to the documents expressly incorporated by reference above which are accessible at our website, the information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

10

500,000

Shares of Common Stock

Prospectus

June 12, 2026